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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Experts," "Summary Historical Consolidated Financial Data," and "Selected Historical Consolidated Financial Data" and to the use of our reports dated March 7, 1997, except for note 10, as to which the date is August 20, 1997, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-36675) and related Prospectus of Burke Industries, Inc. for the registration of $110,000,000 aggregate principal amount of its 10% Senior Notes due 2007.


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                                /S/ ERNST & YOUNG LLP
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San Jose, California
December 3, 1997